AGREEMENT AMONG CO-INSUREDS


         The undersigned parties, being all the assured parties under a Financial Institution Investment Company Asset Protection Bond No. 965-95-70 issued by National Union Fire Insurance Company (the "Bond"), do each hereby agree that in the event recovery is received under the bond as a result of loss sustained by more than one of the undersigned parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a blanket bond naming it as the only assured party, with the minimum coverage required under the Investment Company Act of 1940.

Dated:  December 15, 2006
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California Daily Tax Free Income Fund, Inc.            Delafield Fund, Inc.


      By:/s/Rosanne Holtzer                             By:/s/Rosanne Holtzer
         --------------------------                        --------------------------
         Rosanne Holtzer, Secretary                        Rosanne Holtzer, Secretary


Connecticut Daily Tax Free Income Fund, Inc.           Florida Daily Municipal Income Fund


      By:/s/Rosanne Holtzer                             By:/s/Rosanne Holtzer
         --------------------------                        --------------------------
         Rosanne Holtzer, Secretary                        Rosanne Holtzer, Secretary


Cortland Trust, Inc.                                    New Jersey Daily Municipal Income Fund, Inc.


      By:/s/Rosanne Holtzer                             By:/s/Rosanne Holtzer
         --------------------------                        --------------------------
         Rosanne Holtzer, Secretary                        Rosanne Holtzer, Secretary


Daily Dollar International, Ltd.                        New York Daily Tax Free Income Fund, Inc.


       By:/s/Steven Duff                                By:/s/Rosanne Holtzer
         ----------------------                            --------------------------
         Stevenm Duff, Director                            Rosanne Holtzer, Secretary


Daily Dollar International, Ltd. II                     Short Term Income Fund, Inc.


       By:/s/Steven Duff                                By:/s/Rosanne Holtzer
         ----------------------                            --------------------------
         Stevenm Duff, Director                            Rosanne Holtzer, Secretary


Daily Income Fund                                       Tax Exempt Proceeds Fund, Inc.


      By:/s/Rosanne Holtzer                             By:/s/Rosanne Holtzer
         --------------------------                        --------------------------
         Rosanne Holtzer, Secretary                        Rosanne Holtzer, Secretary


Daily Tax Free Income Fund, Inc.                        U. S. Dollar Floating Rate Fund, Ltd.


      By:/s/Rosanne Holtzer                             By:/s/Steven Duff
         --------------------------                        --------------------------
         Rosanne Holtzer, Secretary                        Steven Duff, Director

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